Supplement to Prospectus Supplement Dated February 20, 2003
(To Prospectus Dated November 21, 2002)

WaMu Mortgage Pass-Through Certificates,
Series 2003-AR3

Washington Mutual Mortgage Securities Corp.

Depositor and Master Servicer

$1,490,435,600
(Approximate)

This Supplement to Prospectus Supplement has been prepared for use by an affiliate of the Registrant in market-making transactions.

The following paragraphs are added after the final paragraph under the heading Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus” on page S-2:

Incorporation of Documents by Reference

We “incorporate by reference” into this prospectus supplement the information we file with the Securities and Exchange Commission with respect to the offered certificates, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into this prospectus supplement. We incorporate by reference into this prospectus supplement any documents filed by us with the Securities and Exchange Commission with respect to the offered certificates under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of the offering of the offered certificates.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into this prospectus supplement. Requests should be directed to Washington Mutual Mortgage Securities Corp., Attn: Bacc Alexander, 75 North Fairway Drive, VHJ1C01, Vernon Hills, Illinois 60061, Telephone: (847) 393-5686.

The date of this Supplement is June 19, 2003.